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                                                                  EXHIBIT 10.148

                             COMPENSATION AGREEMENT


         THIS COMPENSATION AGREEMENT ("Agreement") dated as of September 1, 1998, is entered into by and between Frederick H. Conte ("Conte"), an individual residing at 1117 Nawkee Drive, North Las Vegas, Nevada, 89031 and Preferred Equities Corporation, ("PEC") a Nevada corporation with its principal address being 4310 Paradise Road, Las Vegas, Nevada 89109.

                                     RECITAL

         Conte  currently  is  employed  as the  President  and Chief  Operating
Officer of PEC. In his role as President, Conte is responsible for the supervision of all of the Executive Officers and employees of PEC. Conte reports to the Chairman of the Board and Chief Executive Officer of PEC, Jerome J. Cohen. Conte and PEC desire to enter into this Agreement in order to reduce to writing Conte's compensation arrangement with PEC for such period of time as Conte is employed by PEC as President or until modified by mutual agreement of the parties. In consideration of the foregoing, the parties hereto agree as follows.

1.  EMPLOYEE  AT  WILL.  Conte  recognizes  and  acknowledges   that  he  is  an
employee-at-will. PEC may terminate Conte at any time with or without Cause as that term is hereinafter defined.

2. BASE SALARY. Conte shall be paid a base salary of two hundred forty thousand dollars ($240,000) per annum payable bi-weekly as part of the regular PEC payroll. Base salary payments shall be subject to ordinary withholding for taxes and withholding for items designated by Conte such as for 401(k) contributions.

3. INCENTIVE BONUS. In addition to his base salary due under this Agreement, Conte shall be paid a bonus (the "Incentive Bonus") as hereinafter set forth and defined. For each full (but not partial) fiscal year of PEC during Conte's employment commencing with fiscal 1999, Conte shall receive a sum of money (herein called the "Incentive Bonus") in an amount equal to three-quarters of one percent (0.75%) of the Incentive Income of PEC's parent, Mego Financial Corp. ("Mego") as defined in and calculated pursuant to, Mego's Executive Incentive Compensation Plan, adopted by Mego's Board of Directors on June 22, 1994, a copy of which is attached hereto as Exhibit "A". Such amount shall be due and payable whether or not Mego's Executive Compensation Plan shall be in effect for such fiscal year, and shall be paid no later than ninety days after the amount of Incentive Income can be calculated.


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4. AUTOMOTIVE ALLOWANCE. Conte shall have the use of a PEC car including al gas, oil, repairs and insurance paid by PEC.

5. STOCK OPTIONS. Conte shall receive stock options under the Stock Option Plan of PEC's parent, Mego Financial Corp., at the discretion of the Board of Directors of Mego Financial Corp.

6. TRAVEL AND BUSINESS EXPENSE. Conte shall be reimbursed for usual business and travel expenses. Conte shall be entitled to fly first class on any flight or combination of flights longer than two hours in scheduled duration.

7. BENEFITS. Conte shall be eligible for all benefits afforded to PEC executives from time to time provided Conte meets any eligibility requirements set forth for employees participating therein.

8. VACATION. Conte shall have four (4) weeks paid vacation during each PEC fiscal year.

9. SEVERANCE. If Conte's employment is terminated by PEC for any reason other than for Cause, Conte shall receive his base salary as set forth in Section 2. to the date of termination, and a severance payment in the amount of two hundred thousand dollars ($200,000), payable fifty thousand dollars ($50,000) at the time of termination, and in three payments of fifty thousand dollars ($50,000) three months, six months and nine months thereafter. If Conte resigns or terminates his employment by PEC for any reason, or his employment terminates due to he death or permanent disability, he will only be entitled to his base salary through the date of such termination.

10. DEFINITION OF CAUSE. "Cause" shall mean any one of the following acts of, or omissions by, or actions of others relating to, Conte:

         (a) Conviction of a felony, whether or not such conviction is appealed.

         (b) Deliberate and premeditated acts against the best interests of PEC.

         (c) Conte is found guilty of or is enjoined from violation of any state or federal security law, state or federal laws governing the business of PEC, or rules or regulations of any state or federal agency regulating any of the business of PEC.

         (d) Misappropriation of PEC funds or property.


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         (e)  Habitual  use of  alcohol  or  drugs  to a  degree  that  such use interferes in any way with Conte's performance of his duties.

11. COVENANT NOT TO SOLICIT. Conte agrees that so long as he is employed by PEC and or a period of one year after termination of his employment by PEC with or without Cause, or resignation or termination of his employment by Conte, Conte shall not solicit or encourage other employees or officers of PEC to terminate their employment by PEC for any purpose whatsoever.

12.      MISCELLANEOUS.

         (a)  This   Agreement   is   personal  to  Conte  and  the  duties  and
responsibilities hereunder may not be assigned by Conte except as approved by the Chairman of the Board of PEC.

         (b) This Agreement shall terminate except, to the extent applicable, for the provisions of Sections 9 and 11 hereof, on the date of termination of Conte's employment by PEC, or Conte's resignation, his termination of employment, death or permanent disability.

         (c) This Agreement may only be modified by mutual written agreement of the parties.

         (d) The headings to this Agreement are for convenience of reference only and are not to be considered in the interpretation of this Agreement.

         (e) This Agreement shall be governed by the laws of the state of Nevada.


Entered into in Las Vegas, Nevada, as of the date set forth above.


Preferred Equities Corporation


/s/  JEROME J. COHEN                 /s/ FREDERICK H. CONTE
--------------------------          ---------------------------
Jerome J. Cohen                      Frederick H. Conte
Chairman of the Board


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